EXHIBIT 1(ee)

                             ARTICLES SUPPLEMENTARY
                                     TO THE
                      ARTICLES OF INCORPORATION (CHARTER)
                                       OF
                             USAA MUTUAL FUND, INC.


     Articles Supplementary dated July 19, 2000, supplementing the Charter of USAA MUTUAL FUND, INC., a Maryland Corporation, as heretofore amended.

                                   ARTICLE I

     USAA MUTUAL  FUND,  INC.,  pursuant to the  provisions  of its Charter and
Section 2-208 of the Maryland General Corporation Law, hereby files Articles Supplementary for record evidencing the classification of 100,000,000 shares of unissued stock into a new class designated as the EXTENDED MARKET INDEX FUND and 100,000,000 shares of unissued stock into an additional new class designated as the NASDAQ-100 INDEX FUND and 100,000,000 shares of unissued stock into an additional new class designated as the GLOBAL TITANS INDEX FUND and 100,000,000 shares of unissued stock into an additional new class designated as the CAPITAL GROWTH FUND.

                                   ARTICLE II

     Section 2.1 DESCRIPTION OF STOCK. Without limiting the authority of the Board of Directors, as set forth in the Charter to which these supplementary articles apply, to establish and designate any further classes of stock, there is hereby established and designated fifteenth, sixteenth, seventeenth, and eighteenth classes of stock in addition to the fourteen classes already established and designated as the INTERMEDIATE-TERM BOND FUND, the HIGH-YIELD OPPORTUNITIES FUND, the SMALL CAP STOCK FUND, the S&P 500 INDEX FUND, the INCOME STOCK FUND, the SHORT-TERM BOND FUND, the GROWTH & INCOME FUND, the AGGRESSIVE GROWTH FUND, the INCOME FUND, the GROWTH FUND, the FEDERAL
SECURITIES MONEY MARKET FUND, the MONEY MARKET FUND, the SCIENCE & TECHNOLOGY FUND and the FIRST START GROWTH FUND. Such fifteenth class of stock shall be designated the EXTENDED MARKET INDEX FUND, and such sixteenth class of stock shall be designated the NASDAQ-100 INDEX FUND and such seventeenth class of stock shall be designated the GLOBAL TITANS INDEX FUND and such eighteenth class of stock shall be designated the CAPITAL GROWTH FUND and shall have the relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are described in Article VI of the Articles of Incorporation of the USAA MUTUAL FUND, INC.

     Section 2.2 STATEMENT OF AUTHORITY. The stock comprising the fifteenth, sixteenth, seventeenth, and eighteenth classes of stock of the USAA MUTUAL FUND, INC., has been classified by the Board of Directors of USAA MUTUAL FUND, INC., under the authority contained in Article V of the Charter of the USAA MUTUAL FUND, INC., by vote duly adopted at a meeting of the Board of Directors on July 19, 2000.

     IN WITNESS WHEREOF, USAA MUTUAL FUND, INC. has caused these Articles Supplementary to be executed by its President and attested by its Secretary thereunto duly authorized as of the day and year first above written.


ATTEST:                                          USAA MUTUAL FUND, INC.


By:/S/MICHAEL D. WAGNER                          BY:/S/ MICHAEL J. C. ROTH
   --------------------                             -----------------------
   MICHAEL D. WAGNER                                MICHAEL J. C. ROTH
   Secretary                                        President

meeting.fds\resolutions\2000\07-19-00com.doc

                                  CERTIFICATE

         The undersigned MICHAEL J. C. ROTH, President of USAA MUTUAL FUND, INC., who executed this on behalf of said corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and certifies that, to the best of his knowledge, information and belief, that matters and facts set below therein with respect to the approval thereof are true in all material respects, under penalties of perjury.

                                                 USAA MUTUAL FUND, INC.

                                                 /S/ MICHAEL J. C. ROTH
                                                 ----------------------
                                                 MICHAEL J. C. ROTH
                                                 President